Exhibit 99.1

Aethlon Medical Receives Extension from Nasdaq to Regain

Compliance with Continued Listing Requirements

SAN DIEGO (October 3, 2019) – Aethlon Medical, Inc. (Nasdaq: AEMD), a therapeutic technology company focused on unmet needs in global health, announced today that on October 2, 2019, Nasdaq granted Aethlon Medical an extension of time to regain compliance with the exchange’s continued listing requirement of a minimum $2.5 million of stockholders’ equity.

This extension is conditional upon Aethlon Medical completing a reverse stock split and trading at or above Nasdaq’s minimum $1.00 bid price requirement for a period of ten consecutive trading days on or before October 29, 2019. The Company is requesting stockholder approval of the reverse stock split at its Annual Meeting of Stockholders to be held on October 14, 2019 in order to meet this requirement.

If the minimum bid price requirement is met by October 29, 2019, then Nasdaq has allowed until the filing of Aethlon Medical’s December 31, 2019 Report on Form 10-Q, to be filed no later than February 14, 2020, to evidence compliance with Nasdaq’s minimum stockholders’ equity threshold, subject to reporting to Nasdaq prior to that time on Aethlon Medicals’ fund raising progress.

About Aethlon Medical, Inc.

Aethlon Medical, Inc. is focused on addressing unmet needs in global health. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier® depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Additionally, Aethlon owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," “potentially” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, without limitation, the Company's ability to successfully meet the minimum bid price and minimum stockholders’ equity requirements of the Nasdaq Capital Market, or any other national securities exchange, and other risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes

Chief Financial Officer

Aethlon Medical, Inc.

858-459-7800 x3300

Jfrakes@aethlonmedical.com

Proxy Voting Inquiries:

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

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